THE PILLAR FUNDS
                        INVESTMENT SUB-ADVISORY AGREEMENT

         AGREEMENT made as of April 2, 2001 between FLEET INVESTMENT ADVISORS INC., a New York corporation (the "Adviser"), and OECHSLE INTERNATIONAL ADVISORS, LLC, a Delaware limited liability company (the "Sub-adviser").

         WHEREAS, The International Equity Fund (the "Fund") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and is an individual investment portfolio of The Pillar Funds (the "Trust");

         WHEREAS, the Adviser has been appointed investment adviser to the Fund;

         WHEREAS, the Adviser desires to retain the Sub-adviser to assist it in the provision of a continuous investment program for the Fund, and the Sub-adviser is willing to do so;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Adviser hereby appoints the Sub-adviser to act as sub-adviser to the Fund as permitted by the Adviser's Advisory Agreement with the Fund pertaining to the Fund. Intending to be legally bound, the Sub-adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. SUB-ADVISORY SERVICES. Subject to the supervision of the Trust's Board of Trustees, the Sub-adviser will assist the Adviser in providing a continuous investment program for the Fund, including research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectuses and statements of additional information and resolutions of the Trust's Board of Trustees applicable to the Fund.

                  Without   limiting  the  generality  of  the  foregoing,   the
                  Sub-adviser further agrees that it will:

                  (a) prepare, subject to the Adviser's approval, lists of foreign countries for investment by the Fund and determine from time to time what securities and other investments will be purchased, retained or sold for the Fund, including, with the assistance of the Adviser, the Fund's investments in futures and forward currency contracts;

                  (b) manage in consultation with the Adviser the Fund's temporary investments in securities;

                  (c) place orders for the Fund either directly with the issuer or with any broker or dealer;

                  (c) provide the Adviser with foreign broker research, a quarterly review of Asian economic and investment developments, and occasional reports on Asian investment issues;

                  (d) attend regular business and investment-related meet-ings with the Fund's Board of Trustees and the Adviser if requested to do so by the Fund and/or the Adviser; and

                  (e) maintain books and records with respect to the securities transactions for the Fund, furnish to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings.

         3. COVENANTS BY SUB-ADVISER. The Sub-adviser agrees with respect to the services provided to the Fund that:

                  (a) the Sub-adviser will conform with all Rules and Regulations of the Securities and Exchange Commission ("SEC") applicable to it.

                  (b) the Sub-adviser will use the same skill and care in providing such services as it uses in providing services to other investment companies.

                  (c) the Sub-adviser will telecopy trade information to the Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser. In executing portfolio transactions and selecting brokers or dealers, the Sub-adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-adviser or any affiliate of the Sub-adviser exercises investment discretion. The Sub-adviser is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-adviser to the Fund and to the Trust.

                  (d) the Sub-adviser will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund).

                  (e) the Sub-adviser will notify the Fund of any change in its membership within a reasonable time after such change.

         4. SERVICES NOT EXCLUSIVE. (a) The services furnished by the Sub-adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-adviser or any affiliated person (as defined in the 1940 Act) of the Sub-adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; PROVIDED, HOWEVER, that the Sub-adviser agrees that it will not undertake any activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

                  (b) Nothing contained herein, however, shall prohibit the Sub-adviser from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Fund.

         5. PORTFOLIO TRANSACTIONS. (a) Investment decisions for the Fund shall be made by the Sub-adviser independently from those for any other investment companies and accounts advised or managed by the Sub-adviser. The Fund and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Sub-adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Sub-adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

                  (b) Except to the extent permitted by the SEC or by applicable law, portfolio securities will not be purchased from or sold to the Adviser, the Sub-adviser, the Fund's distributor (the "Distributor"), or any affiliated person of either the Fund, the Adviser, the Sub-adviser, or the Distributor.

         6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         7. EXPENSES. During the term of this Agreement, the Sub-adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

         8. COMPENSATION. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Adviser will pay the Sub-adviser and the Sub-adviser will accept as full compensation therefor fees, computed daily and paid monthly, at the annual rate of 0.60% of the average daily net assets of the Fund up to and including $50 million; 0.45% of the average daily net assets of the Fund in excess of $50 million up to and including $150 million; and 0.30% of the average daily net assets of the Fund in excess of $150 million.

         9. LIMITATION OF LIABILITY OF THE SUB-ADVISER. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-adviser in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

         10. REFERENCE TO THE SUB-ADVISER. Neither the Adviser nor any affiliate or agent of it shall make reference to or use the name of the Sub-adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by the Sub-adviser to the Fund, which references shall not differ in substance from those included in the current registration statement pertaining to the Fund, this Agreement and the Advisory Agreement between the Adviser and the Fund with respect to the Fund, in any advertising or promotional materials without the prior approval of the Sub-adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

         11. DURATION AND TERMINATION. This Agreement shall become effective on the date of the commencement of the Fund, provided that the Board of Trustees of the Trust has previously approved the Agreement in accordance with the requirements of the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue in effect until April 1, 2003. Thereafter if not terminated, this Agreement shall continue in effect for successive twelve-month periods ending on April 1, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement, or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Adviser or by the Fund (by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund) on 60 days' written notice to the Sub-adviser (which notice may be waived by the party entitled to receive the same) and will automatically terminate upon the termination of the Advisory Agreement between the Adviser and the Fund with respect to the Fund. This Agreement may be terminated by the Sub-adviser at any time, without payment of any penalty, on 60 days' written notice to the Fund and the Adviser (which notice may be waived by the party entitled to receive the same). This Agreement will automatically terminate in the event of its assignment or sale of the Fund of substantially all of its assets to another investment company registered under the 1940 Act. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms in the 1940 Act.)

         12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally. A provision of this Agreement may only be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Fund until approved by the vote of a majority of the outstanding voting securities of the Fund.

         13. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

                                    To the Sub-adviser at:

                                    Oechsle International Advisors, LLC
                                    One International Place, 23rd Floor
                                    Boston, MA 02110
                                    Attn:  Stephen J. Butters

                                    To the Adviser at:

                                    100 Federal Street
                                    Boston, MA  02110
                                    Attention:  Keith T. Banks

                                    To the Fund at:

                                    The Pillar Funds
                                    101 Federal Street
                                    Boston, MA  02110

         14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Massachusetts law.

         15. LIMITATION OF LIABILITY. The obligations of the Fund and the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Fund personally, but bind only the property of the Fund, and all persons dealing with any class of shares of the Fund must look solely to the property of the Fund belonging to such class for the enforcement of any claims against the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                             FLEET INVESTMENT ADVISORS INC.


                                             By:    /S/ KEITH T. BANKS
                                                    ----------------------------
                                             Name:  Keith T. Banks
                                             Title: President

                                             OECHSLE INTERNATIONAL ADVISORS, LLC


                                             By:    Oechsle Group, LLC
                                                    Its Member Manager

                                             By:    /S/ STEPHEN LANGER
                                                    ----------------------------
                                             Name:  Stephen Langer
                                             Title: Managing Principal